Exhibit 10.1

FORM OF

NISKA GAS STORAGE PARTNERS LLC

2010 LONG TERM INCENTIVE PLAN

SECTION 1.                                Purpose of the Plan.

The Niska Gas Storage Partners LLC 2010 Long Term Incentive Plan (the “Plan”) has been adopted by Niska Gas Storage Partners LLC (the “Company”). The Plan is intended to promote the interests of the Company by providing to Employees, Consultants and Directors incentive compensation awards based on Units to encourage superior performance. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and its Affiliates and to encourage them to devote their best efforts to advancing the business of the Company and its Affiliates.

SECTION 2.                                Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided, however, that with respect to any Option granted to a Canadian Grantee, an Affiliate shall only include a corporation that deals at non-arm’s length, within the meaning of the ITA, with the Company.

“Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, an Other Unit-Based Award, a Unit Award granted under the Plan, or a Performance Award or Incentive Award, and includes any tandem DERs granted with respect to a Phantom Unit.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Canadian Grantee” means a Participant who is a resident of Canada for the purposes of the ITA, or who is granted an Award under the Plan in respect of services performed in Canada for the Company or any of its Affiliates.

“Cessation Date” means, subject to an alternative definition within any Award Agreement, the date of the Participant’s termination of, or resignation from, active employment or consulting services with the Company, or cessation of active membership as a Director with the Company, regardless of whether adequate or proper notice of termination or resignation shall have been provided in respect of such cessation.  For greater clarity, subject to an alternative treatment within any Award Agreement, a transfer of employment, consulting or services as Director between the Company and any of its Affiliates, or between any of the Company’s Affiliates, shall not be considered an interruption or cessation of employment, consulting or services as Director for any purpose of this Plan.

“Change of Control” means, and shall be deemed to have occurred upon, one or more of the following events:

(i)            A “change in the ownership of the Company” which shall occur on the date that any one Person, or more than one Person acting as a group, acquires ownership of Units in the Company that, together with Units held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the Units of the Company; however, if any one Person, or more than one Person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the Units of the Company, the acquisition of additional Units by the same Person or Persons will not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of clause (ii) below) and an increase of the effective percentage of Units owned by any one Person, or more than one Person acting as a group, as a result of a transaction in which the Company acquires its Units in exchange for property will be treated as an acquisition of Units for purposes of this paragraph; provided, further, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change of Control:  (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (B) any acquisition by investors (immediately prior to such acquisition) in the Company for financing purposes, as determined by the Board or the Committee in its sole discretion.  This clause (i) applies only when there is a transfer of the Units of the Company (or issuance of Units) and Units in the Company remains outstanding after the transaction.

(ii)           A “change in the effective control of the Company” which shall occur on the date that either (A) any one Person, or more than one Person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such Person or Persons) ownership of Units of the Company possessing 35% or more of the total voting power of the Units of the Company, except for (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (2) any acquisition by investors (immediately prior to such acquisition) in the Company for financing purposes, as determined by the Board or the Committee in its sole discretion; or (B) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of a “change in the effective control of the Company,” if any one Person, or more than one Person acting as a group, is considered to effectively control the Company within the meaning of this clause (ii), the acquisition of additional control of the Company by the same Person or Persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of clause (i) above.

(iii)          A “change in the ownership of a substantial portion of the Company’s assets” which shall occur on the date that any one Person, or more than one Person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such Person or Persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  Any transfer of assets to an entity that is controlled by the unitholders of the Company immediately after the transfer, as provided in guidance issued pursuant to Section 409A of the Code and the regulations promulgated thereunder, shall not constitute a Change of Control.

Notwithstanding the foregoing, the Committee may elect in an Award Agreement to specify a different definition of “Change of Control” for purposes deemed appropriate by the Committee.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the entity appointed to administer the Plan, which may be the Board, any compensation committee of the Board or such other committee as may be appointed by the Board from time to time.

“Consultant” means an individual who renders consulting services to the Company or its Affiliates.

“DER” means a contingent right, granted in tandem with a specific Phantom Unit, to receive with respect to each Phantom Unit subject to the Award an amount in cash, Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Company with respect to a Unit during the period such Award is outstanding.

“Director” means a member of the Board who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).

“Employee” means an employee of the Company or an Affiliate of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs as reported in The Wall Street Journal (or other reporting service approved by the Committee) on the most recent date on which Units were publicly traded preceding the date with respect to which the Fair Market Value determination is made. If Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Incentive Award” means a conditional right granted to an Eligible Person under Section 6(e) of the Plan to receive a cash payment, Unit or other Award, unless otherwise determined by the Committee, after the end of a specified period of time.

“ITA” means the Income Tax Act (Canada) and the regulations thereto, as amended.

“Option” means an option to purchase Units granted under the Plan.

“Other Unit-Based Award” means an award granted pursuant to Section 6(d) of the Plan.

“Participant” means an Employee, Consultant or Director granted an Award under the Plan.

“Performance Award” means a right, granted to a Participant under Section 6(e) of the Plan, to receive an Award based upon performance criteria specified by the Committee, which may be settled in cash or Units, as determined by the Committee in its sole discretion.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Phantom Unit” means a notional unit granted under the Plan that entitles the Participant to receive, at the time of settlement, a Unit or an amount of cash equal to the Fair Market Value of a Unit, or a combination of cash and Units, as determined by the Committee in its sole discretion.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is not either exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“UDR” means a distribution made by the Company with respect to a Restricted Unit.

“Unit” means a common unit of the Company.

“Unit Appreciation Right” or “UAR” means a contingent right that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR.

“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

SECTION 3.                                Administration.

Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, and any beneficiary of any Award.

SECTION 4.                                Units.

(a)           Limits on Units Deliverable.  Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan will not exceed     Units.  Units withheld from an Award to either satisfy the Participant’s, the Company’s or an Affiliate’s tax withholding obligations with respect to the Award or pay the exercise price of an Award shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan. There shall not be any limitation on the number of Awards that may be paid in cash.

(b)           Sources of Units Deliverable Under Awards.  Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units held by the Company, or acquired in the open market from any Affiliate, or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion; provided, however, that any Units delivered upon the exercise of an Option granted to a Canadian Grantee shall be previously unissued Units.

(c)           Anti-dilution Adjustments.  With respect to any “equity restructuring” event that could result in an additional compensation expense to the Company pursuant to the provisions of Statement of Financial Accounting Standards Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”) if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event.  In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.  All adjustments under this Section 4(c) shall be made, to the extent possible, in such manner so as to nor cause any adverse tax consequences under the ITA

SECTION 5.                                Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan.

SECTION 6.                                Awards.

(a)           Options and UARs.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options and/or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)            Exercise Price.  The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted but may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or UAR.

(ii)           Time and Method of Exercise.  The Committee shall determine the exercise terms and the Restricted Period with respect to an Option or UAR grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect to an Option may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units from the Award (except with respect to an Option granted to a Canadian Grantee), a “cashless-broker” exercise through procedures approved by the Company, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii)          Forfeitures.  Except as otherwise provided in the terms of the Option or UAR grant, upon a Participant’s Cessation Date, for any reason during the applicable Restricted Period, all unvested Options and UARs shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options or UARs.

(iv)          Awards Granted to Canadian Grantees.  All Options granted to a Canadian Grantee who is an Employee or a Director shall have such terms and conditions as are necessary or desirable to ensure that the Options are governed by Section 7 of the ITA and, unless otherwise determined by the Committee, that the Units covered by any such Option constitute “prescribed shares” within the meaning of Section 6204 of the regulations to the ITA.  All UARs granted to a Canadian Grantee who is an Employee or a Director shall be structured so as to not constitute a “salary deferral arrangement” within the meaning of Section 248(1) of the ITA.

(b)           Restricted Units and Phantom Units.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.

(i)            DERs.  To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), be “reinvested” in Restricted Units or additional Phantom Units and be subject to the same or different vesting restrictions as the tandem Phantom Unit Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, upon a distribution with respect to a Unit, DERs equal in value to such distribution shall be paid promptly to the Participant in cash without vesting restrictions.

(ii)           UDRs.  To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid promptly to the holder of the Restricted Unit without vesting restrictions.

(iii)          Forfeitures.  Except as otherwise provided in the terms of the applicable Award Agreement, upon a Participant’s Cessation Date, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded the Participant shall be automatically forfeited on such Cessation Date. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units.

(iv)          Lapse of Restrictions.

(A)          Phantom Units.  Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive from the Company either one Unit or an amount in cash equal to the Fair Market Value of a Unit, or a combination of cash and Units, as determined by the Committee in its discretion.

(B)           Restricted Units.  Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.

(v)           Awards Granted to Canadian Grantees.  All Phantom Units granted to a Canadian Grantee who is an Employee or a Director shall have such terms and conditions as are necessary or desirable to ensure that such Phantom Units are excluded from the definition of “salary deferral arrangement” under Section 248(1) of the ITA by virtue of falling within either paragraph (k) or paragraph (l) of that definition.

(c)           Unit Awards.  Unit Awards may be granted under the Plan to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select.

(d)           Other Unit-Based Awards.  Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and/or Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any such Other Unit-Based Award. Upon or as soon as reasonably practical following vesting, an Other Unit-Based Award may be settled, as determined by the Committee in its sole discretion, in cash, Units (including Restricted Units) or any combination thereof as provided in the applicable Award Agreement.

(e)           Performance Awards and Incentive Awards.  The right of an Employee, Consultant and/or Director to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

(i)            Performance Goals Generally.  The performance goals for Performance Awards or Incentive Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee in its sole discretion.  The Committee may determine that such Performance Awards or Incentive Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards or Incentive Awards.  Performance goals may differ for Performance Awards or Incentive Awards granted to any one Participant or to different Participants.

(ii)           Performance Periods.  Achievement of performance goals in respect of Performance Awards or Incentive Awards shall, subject to other provisions of this Plan, be measured over a performance period of up to ten years, as specified by the Committee.

(iii)          Performance Award or Incentive Award Pool.  The Committee may, but is not required to, establish a Performance Award pool or an Incentive Award pool which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards or Incentive Awards.  The amount of such pools, if any, shall be based upon the achievement of a performance goal or goals based on one or more criteria during the given performance period, as specified by the Committee.  The Committee may specify the amount of the applicable pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(iv)          Settlement of Performance Awards and Incentive Awards.  After the end of each applicable performance period, the Committee shall determine the amount, if any, of (A) the Performance Award or Incentive Award pool, and the maximum amount of the potential Award payable to each Participant in the Performance Award or Incentive Award pool, or (B) the amount of the potential Performance Award or Incentive Award otherwise payable to each Participant.  Settlement of such Performance Awards or Incentive Awards shall be in cash, Units, other Awards or other property, in the discretion of the Committee.

(f)            General.

(i)            Awards May Be Granted Separately, Together or as a Substitution.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate, or of any business entity to be acquired by the Company or any of its Affiliates, or any other right of an Eligible Person to receive payment from the Company or any of its Affiliates.  Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.  If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.

(ii)           Limits on Transfer of Awards.

(A)          Except as provided in Paragraph (C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B)           Except as provided in Paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(C)           To the extent specifically provided by the Committee with respect to an Option or Unit Appreciation Right, an Option or Unit Appreciation Right may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iii)          Term of Awards.  Subject to the other provisions of this Plan or restrictions within any Award agreement, the term of each Award shall be for such period as may be determined by the Committee.

(iv)          Issuance of Units.  The Units purchased or delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any certificates to make appropriate reference to such restrictions.

(v)           Consideration for Grants.  Awards may be granted for such consideration, including services, as the Committee shall determine.

(vi)          Delivery of Units or other Securities and Payment by Participant of Consideration.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company (or any Affiliate) is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

SECTION 7.                                Amendment and Termination.

Except to the extent prohibited by applicable law:

(a)           Amendments to the Plan and Awards.  Except as otherwise required by the rules of the principal securities exchange on which the Units are traded, by the Code, by the ITA, or by the Exchange Act, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any member of the Company, Participant, other holder or beneficiary of an Award, or any other Person.  Notwithstanding the foregoing, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(b) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

(b)           Actions Upon the Occurrence of Certain Events.  Upon the occurrence of a Change of Control; a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization of or involving the Company; any change in applicable law or regulation affecting the Plan or Awards thereunder; or any change in accounting principles affecting the financial statements of the Company, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may, but is not required to, take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

(i)            provide for either (A) the cancellation and termination of any Award in exchange for an amount of cash, other property, or securities, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights or if Participant were a unitholder as of the date of the occurrence of such event (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with or the conversion of such Award into cash or other securities, rights or property selected by the Committee in its sole discretion; provided, that the Committee will not take any action that would result in a Participant becoming subject to the adverse tax consequences imposed by a violation of Section 409A of the Code or Section 7(1.4) of the ITA as a result of such action;

(ii)           provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, or cash or other property with appropriate adjustments as to the number and kind of equity interests or cash or other property and prices, provided, however, in the discretion of the Committee, the vesting schedule applicable to such Award may be retained; provided, that the Committee will not take any action that would result in a Participant becoming subject to the adverse tax consequences imposed by a violation of Section 409A of the Code or Section 7(1.4) of the ITA as a result of such action;

(iii)          make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;

(iv)          provide that, such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement;

(v)           provide that, such Award shall be fully vested and/or nonforfeitable; and

(vi)          provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.

Notwithstanding the foregoing, with respect to an above event that is an “equity restructuring” event that would be subject to a compensation expense pursuant ASC Topic 718, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7.

SECTION 8.                                General Provisions.

(a)           No Rights to Award.  No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)           Tax Withholding.  Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its or the Affiliate’s withholding obligations for the payment of such taxes.

(c)           No Right to Employment or Services.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, to continue consulting services or to remain as a Director, as applicable. Furthermore, the Company or an Affiliate may at any time dismiss a Participant from employment or consulting free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(d)           Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of           without regard to its conflicts of laws principles.

(e)           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f)            Other Laws.  The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g)           No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(h)           No Fractional Units.  No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be terminated or otherwise eliminated with or without consideration.

(i)            Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)            Facility of Payment.  Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(k)           Gender and Number.  Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(l)            Compliance with Section 409A.  Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award to fail to comply with the requirements of Section 409A of the Code. The applicable provisions of Section 409A the Code and the regulations thereunder are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

SECTION 9.                                Term of the Plan.

The Plan shall be effective on the date immediately preceding the close of the initial public offering of Units and shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Plan have been paid to Participants, or (iii) the tenth year anniversary of the date the Plan is approved by the Company.  However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.